UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2009

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

476 Rolling Ridge Drive, Suite 300

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 24, 2009, Rex Energy Corporation (the “Company”), through its wholly owned subsidiary, Rex Energy I, LLC, a Delaware limited liability company, completed the previously announced sale of certain oil and gas leases, wells and related assets predominantly located in the Permian Basin in Texas (in Terrell, Midland, Upton, Concho, Glasscock, Loving, Grimes, Reagan, and Winkler Counties) and New Mexico (in Lea, Eddy and Roosevelt Counties) to Adventure Exploration Partners, LLC. The net cash proceeds to the Company for the sale of these assets was approximately $17.3 million, as may be adjusted by certain post-closing adjustments, plus the assumption of certain liabilities, based on an effective date of October 1, 2008.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The pro forma financial information required to be set forth herein is included in Exhibit 99.1 attached hereto and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Exhibit Title
99.1	Pro Forma Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Benjamin W. Hulburt
Benjamin W. Hulburt
President and Chief Executive Officer

Date: March 30, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Pro Forma Financial Information.